Exhibit 99.1

Aytu BioScience Strengthens Board with Appointment of First Independent Director

Veteran Financial Executive Carl Dockery Joins Aytu

Englewood, CO – April 13, 2016 – Aytu BioScience, Inc. (OTCQX: AYTU), a commercial-stage specialty healthcare company focused on urological and related conditions, announced today the appointment of Carl Dockery, a 30-year financial veteran with biopharma board experience, to serve on Aytu’s Board of Directors. Mr. Dockery brings significant financial and independent leadership insight to the Company, joining current Board members Josh Disbrow, Aytu CEO; Jarrett Disbrow, Aytu COO; and Michael Macaluso, Chairman and CEO of Ampio Pharmaceuticals.

Josh Disbrow, Chief Executive Officer of Aytu, stated, “We have accelerated Aytu’s operations in a short amount of time, building a growing, global urology-focused portfolio of commercial products. Establishing a strong Board of Directors is instrumental in maintaining our substantial growth trajectory. As we continue to expand our urology-focused organization, we look forward to Carl’s leadership and insight as an independent director in helping to generate value for Aytu shareholders.”

Mr. Dockery commented, “As a healthcare investor, I recognize the potential for Aytu to rapidly establish itself as a leader in the specialty pharmaceutical industry through its proven commercial-focused business strategy. I’m pleased to join the company as it executes multiple product launches and to help guide the continued expansion of Aytu’s infrastructure and portfolio in line with its growth objectives.”

Carl Dockery is a financial executive with 30 years of experience in the insurance and reinsurance industry, more recently as the founder of a registered investment advisory firm, Alpha Advisors, LLC in 2006. Carl's career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as secretary of Crossroads Insurance Co. Ltd. of Bermuda and as Vice President of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd's and the London Underwriting Centre brokering various types of reinsurance placements. Carl is currently a member of the Board of Directors of CytoDyn, Inc., a publicly traded biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of Human Immunodeficiency Virus (HIV) infection and is an active investor in various healthcare companies through Alpha Ventures, the venture capital affiliate of Alpha Advisors. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty healthcare company focused on global commercialization of novel products in the field of urology. Aytu’s current portfolio of commercial and late-stage urology products addresses prostate cancer, urinary tract infections, male infertility and male sexual dysfunction, and the company plans to expand into other urological indications for which there are significant medical needs. The company currently markets ProstaScint® (capromab pendetide), the only radio-labeled monoclonal antibody that targets prostate specific membrane antigen (PSMA), a protein highly expressed by prostate cancer cells. ProstaScint is FDA-approved as an imaging agent for use in both newly diagnosed, high-risk prostate cancer patients and patients with recurrent prostate cancer. Aytu also markets Primsol® (trimethoprim hydrochloride) – the only FDA-approved trimethoprim-only oral solution for urinary tract infections. Additionally, Aytu markets the CE Marked MiOXSYS™ System outside the U.S. and is conducting U.S.-based clinical trials, following which the company plans to seek 510k de novo medical device clearance. The MiOXSYS System is a novel, rapid semen analysis system with the potential to become a standard of care in the diagnosis and management of male infertility. MiOXSYS is the only rapid test for assessing oxidative stress in semen and seminal plasma, a leading contributor of idiopathic male infertility. Aytu’s strategy is to continue building its portfolio of revenue-generating urology products and late-stage development assets, leveraging its commercial team and expertise to further build those brands within well-established markets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our plans to expand our board of directors and infrastructure; our plans for product growth, expansion and acquisition; the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials; risks relating to gaining market acceptance of our products; obtaining reimbursement by third-party payors; the potential future commercialization of our product candidates; the anticipated designs of our future clinical trials; anticipated future regulatory submissions and events; our anticipated future cash position; and future events under our current and potential future collaborations. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.